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                                                                    EXHIBIT 99.2
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[IGI LETTERHEAD]

                                December 6, 2000

Mr. John Ambrose
President
IGI, Inc.
Lincoln Ave. and Wheat Road
Buena, NJ  08310

Dear John,

     The Board of Directors has deemed it appropriate that in the event of a change in control of the company during your tenure as president certain benefits should accrue. Accordingly, the following terms are being added to your conditions of employment:

1.   A "Change of Control" will be deemed to have occurred if:

     (a) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for the purpose the Corporation or any subsidiary of the Corporation, or any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation; provided further that no Change of Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 35% or more but then promptly reduces that ownership interest below 35%;

     (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Corporation and no new directors(s) (except for a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described elsewhere in this paragraph l0) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof; or

     (c) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation, an agreement for the sale of disposition of the Corporation or all or substantially all of the Corporation's assets, or a plan of merger or consolidation


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          of the Corporation with any other corporation, except for a merger or consolidation in which the security owner of the Corporation immediately prior to the merger or consolidation continue to own at least sixty-five percent (65%) of the voting securities of the new (or continued) entity immediately after such merger or consolidation.

2.   Upon a change in control you will be entitled to receive:

     (a) Immediate full vesting of all of otherwise unvested options to purchase shares of the Corporation, which options will be exercisable for a period of at least 2 years after the date of termination of employment, and

     (b) Immediate vesting of all other equity or incentive compensation awards which is not otherwise vested.

     (c) The payment in a lump sum of an amount equal to twelve months of your cash compensation.

3. Binding of Successors: The Corporation will be required to have any successor to all or substantially all of its business and/or assets expressly assume these conditions in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

                                        Very Truly Yours,

                                        /s/ Robert E. McDaniel

                                        Robert E. McDaniel

                                        Chief Executive Officer
                                        By order of the Board of Directors